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Exhibit 10.32

TRUST AGREEMENT

        TRUST AGREEMENT, dated as of October 5, 2001 (the "Agreement"), among AMERICAN RE-INSURANCE COMPANY, a Delaware corporation (the "Grantor"), ZENITH INSURANCE COMPANY, a California corporation, ZNAT INSURANCE COMPANY, a California corporation, and ZENITH STAR INSURANCE COMPANY, a Texas corporation (together the "Zenith National Insurance Group") (together with any successor thereof by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator, the "Beneficiary"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee") (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a "Party" and collectively as the "Parties").

WITNESSETH:

        WHEREAS, the INTER-OCEAN REINSURANCE COMPANY, LTD., a corporation organized and existing under the laws of Bermuda ("Inter-Ocean"), and the Beneficiary have entered into a reinsurance agreement (the "Reinsurance Agreement"), attached hereto as Exhibit A.;

        WHEREAS, the Grantor and Inter-Ocean have entered into a retrocessional agreement (the "Retrocessional Agreement") which 100% reinsures the business covered under the Reinsurance Agreement;

        WHEREAS, the Beneficiary desires the Grantor, on behalf of Inter-Ocean, to secure payments of all amounts at any time and from time to time owing by Inter-Ocean to the Beneficiary under or in connection with the Reinsurance Agreement;

        WHEREAS, the Grantor, on behalf of Inter-Ocean, desires to transfer to the Trustee for deposit to a trust account (the "Trust Account") assets in order to secure payments under or in connection with the Reinsurance Agreement;

        WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary; and

        WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account.

        NOW, THEREFORE, for and in consideration of the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

        SECTION 1.    Deposit of Assets to the Trust Account.

        (a)  The Grantor shall establish the Trust Account and the Trustee shall administer the Trust Account in its name as Trustee for the Beneficiary. The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.

        (b)  The Grantor shall transfer to the Trustee, for deposit to the Trust Account, the assets listed in Exhibit A hereto, and may transfer to the Trustee, for deposit to the Trust Account, such other assets as it may from time to time desire (all such assets actually received in the Trust Account are herein referred to individually as an "Asset" and collectively as the "Assets"). The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).

        (c)  The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any person in accordance with the terms of this Agreement and (ii) that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account consist only of cash and Eligible Securities.

        (d)  The Trustee shall have no responsibility to determine whether the Assets in the Trust Account are sufficient to secure Inter-Ocean's liabilities under the Reinsurance Agreements.

        (e)  This Agreement is not subject to any conditions or qualifications other than as stated herein.

        SECTION 2.    Withdrawal of Assets from the Trust Account.

        (a)  Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee (the "Withdrawal Notice"), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the "Designee") to whom Assets specified therein shall be delivered and may condition delivery of such Assets to such Designee upon receipt, and deposit to the Trust Account, of other Assets specified in such Withdrawal Notice. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets; nor is said right of withdrawal or any other provision of this Agreement subject to any conditions or qualifications not contained in this Agreement.

        (b)  Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer the Assets specified in such Withdrawal Notice and shall deliver such Assets to or for the account of the Beneficiary or such Designee as specified in such Withdrawal Notice.

        (c)  Subject to paragraph (a) of this Section 2 and to Section 4 of this Agreement, in the absence of a Withdrawal Notice the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.

        (d)  The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to this Section 2 will be used and applied in the manner contemplated by Section 3 of this Agreement.

        SECTION 3.    Application of Assets.

        The Beneficiary hereby covenants to the Grantor that it shall use and apply any withdrawn Assets, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

            (i)  to pay or reimburse the Beneficiary for the Grantor's share under the Reinsurance Agreement regarding any losses and allocated loss expenses paid by the Beneficiary but not recovered from the Grantor, or for unearned premiums due to the Beneficiary, if not otherwise paid by the Grantor in accordance with the terms of the Reinsurance Agreement;

          (ii)  to make payment to the Grantor of any amounts held in the Trust Account that exceed 102% of the actual amount required to fund Inter-Ocean's entire Obligations (as hereinafter defined); and

          (iii)  where the Beneficiary has received a Termination Notice (as hereinafter defined) pursuant to Section 10 of this Agreement and where the Grantor's entire Obligations remain unliquidated and undischarged ten days prior to the Termination Date (as hereinafter defined), to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in the name of the Beneficiary, in any United States bank or trust company, apart from its other assets, in trust for the uses and purposes specified in subparagraphs (i) and (ii) of this Section as may remain executory after such Withdrawal and for any period after such Termination Date. For the purposes of this subparagraph (iii), the phrase "the Trust Account" in subparagraph (ii) of this Section shall be deemed to read "the separate account" established pursuant to this subparagraph (iii).

        SECTION 4.    Redemption, Investment and Substitution of Assets.

        (a)  The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.

        (b)  From time to time, at the written order and direction of the Grantor, the Trustee shall invest Assets in the Trust Account in Eligible Securities.

        (c)  From time to time, subject to the prior written approval of the Beneficiary, the Grantor may direct the Trustee to substitute Eligible Securities for other Eligible Securities held in the Trust Account at such time. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Eligible Securities.

        (d)  All investments and substitutions of securities referred to in paragraphs (b) and (c) of this Section 4 shall be in compliance with the relevant provisions of the New York Insurance Law, as set forth in the definition of "Eligible Securities" in Section 11 of this Agreement. The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities.

        (e)  Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account. The Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

        SECTION 5.    The Income Account.

        All payments of interest and dividends actually received in respect of Assets in the Trust Account shall be deposited by the Trustee, subject to deduction of the Trustee's compensation and expenses as provided in Section 8 of this Agreement, in a separate account (the "Income Account") established and maintained by the Grantor at an office of the Trustee. The Grantor shall have the right to withdraw funds from the Income Account at any time.

        SECTION 6.    Right to Vote Assets.

        The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor. The Grantor shall have the full and unqualified right to vote any Assets in the Trust Account.

        SECTION 7.    Additional Rights and Duties of the Trustee.

        (a)  The Trustee shall notify the Grantor and the Beneficiary in writing within ten days following each deposit to, or withdrawal from, the Trust Account.

        (b)  Before accepting any Asset for the deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement.

        (c)  The Trustee may deposit any Assets in the Trust Account in the centralized National Book-Entry System of the Federal Reserve or in depositories such as the Depository Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

        (d)  The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

        (e)  The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account upon the inception of the Trust Account and at the end of each calendar quarter thereafter.

        (f)    Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee's normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

        (g)  The Trustee is authorized to follow and rely upon all instructions given by officers named in incumbency certificates furnished to the Trustee from time to time by the Grantor and the Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from an attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

        (h)  The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall only be liable for its own negligence, willful misconduct or lack of good faith.

        (i)    No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law.

        (j)    The Trustee may confer with counsel of its own choice in relation to matters arising under this Agreement and shall have full and complete authorization from the other Parties hereunder for any action taken or suffered by it under this Agreement or under any transaction contemplated hereby in good faith and in accordance with opinion of such counsel.

        SECTION 8.    The Trustee's Compensation, Expenses and Indemnification.

        (a)  The Grantor shall pay the Trustee, compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee's expenses and disbursements in connection with its duties under this Agreement (including attorney's fees and expenses), except any such expense or disbursement as may arise from the Trustee's negligence, willful misconduct or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account prior to the deposit thereof to the Income Account as provided in Section 5 of this Agreement. The Grantor also hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney's fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

        (b)  No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee, except that to the extent the Trustee advances funds to the Trust Account for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust Account the principal amount so advanced. The Trustee shall also be entitled to payment of an amount equal to the "federal funds" interest rate on the sums advanced.

        SECTION 9.    Resignation of the Trustee.

        (a)  The Trustee may resign at any time by giving not less than 90 days' written notice thereof to the Beneficiary and to the Grantor, such resignation to become effective on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 9.

        (b)  Upon receipt of the Trustee's notice of resignation, the Grantor and the Beneficiary shall appoint a successor trustee. Any successor trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account, the resignation of the Trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for the Trustee.

        SECTION 10.    Termination of the Trust Account.

        (a)  The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantor or the Beneficiary has given the Trustee written notice of its intention to terminate the Trust Account (the "Notice of Intention"), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 10. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the "Proposed Date").

        (b)  Within ten Business Days following receipt of the Trustee of the Notice of Intention, the Trustee shall give written notification (the "Termination Notice") to the Beneficiary and the Grantor of the date (the "Termination Date") on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (b) 30 days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than 45 days, subsequent to the date the Termination Notice is given.

        (c)  On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

        SECTION 11.    Definitions.

        Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

        The term "Affiliate" with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation. The term "control" (including the related terms "controlled by" and "under common control with") shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock of a corporation.

        The term "Business Day" shall mean any day on which the offices of the Trustee in Boston, Massachusetts are open for business.

        The term "Eligible Securities" shall mean and include certificates of deposit issued by a United States bank and payable in United States legal tender and securities representing investments of the types specified in paragraphs (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law; provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either the Grantor or the Beneficiary.

        The term "Obligations" shall mean, with respect to the Reinsurance Agreement, (a) losses and allocated loss expenses paid by the Beneficiary, but not recovered from Interocean, (b) reserves for losses reported and outstanding, (c) reserves for losses incurred but not reported, (d) reserves for allocated loss expenses and (e) reserves for unearned premiums.

        The term "person" shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

        The term "Parent" shall mean an institution that, directly or indirectly, controls another institution.

        The term "Subsidiary" shall mean an institution controlled, directly or indirectly, by another institution.

        SECTION 12.    Governing Law.

        This Agreement shall be subject to and governed by the laws of the State of New York.

        SECTION 13.    Successors and Assigns.

        No Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by Section 9 of this Agreement.

        SECTION 14.    Severability.

        In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

        SECTION 15.    Entire Agreement.

        This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

        SECTION 16.    Amendments.

        This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by all of the Parties.

        SECTION 17.    Notices, etc.

        Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph or telecopier, or (iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addresses as follows:

If to the Grantor:	AMERICAN RE-INSURANCE COMPANY 555 College Road East Princeton, New Jersey 08543-5241
	Attention:	Robert Goldberg
	Telephone:	609-243-4280
	Telecopy:	609-243-4590
If to the Trustee:	STATE STREET 801 Pennsylvania Kansas City, Missouri 64105
	Attention:	Vice President, Insurance Custody
	Telephone:	(816) 871-9232
	Telecopy:	(816) 871-9210
If to the Beneficiary:	c/o ZENITH NATIONAL INSURANCE COMPANY 21255 Califa Street Woodland Hills, California 91367-5021
	Attention:	John J. Tickner, General Counsel
	Telephone:	818-594-5564
	Telecopy:	818-594-7269

        Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary's approval of the Grantor's authorization to substitute Assets and to the termination of the Trust Account shall be in writing and may not be made or given by prepaid telex, telegraph or telecopier.

        SECTION 18.    Headings.

        The headings of the Sections and the Table of Contents have been inserted for convenience of reference only, and shall not be deemed to constitute a part of this Agreement.

        SECTION 19.    Counterparts.

        This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

AMERICAN RE-INSURANCE COMPANY,
as Grantor
By:	/s/ PAUL R. MCDERMONT
	Name:	Paul R. McDermont
	Its:	, Duly Authorized
ZENITH INSURANCE COMPANY
By:	/s/ JOHN J. TICKNER
	Name:	John J. Tickner
	Its:	Sr. V.P., Duly Authorized
ZNAT INSURANCE COMPANY
By:	/s/ JOHN J. TICKNER
	Name:	John J. Tickner
	Its:	Sr. V.P., Duly Authorized
ZENITH STAR INSURANCE COMPANY
By:	/s/ JOHN J. TICKNER
	Name:	John J. Tickner
	Its:	Sr. V.P., Duly Authorized
STATE STREET BANK AND TRUST COMPANY,
as Trustee
By:	/s/ ILLEGIBLE
	Its:	Senior Vice President, Duly Authorized

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